SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 24, 2004, Arbitron Inc. acknowledged that Infinity Broadcasting Corporation, a division of Viacom Inc., had issued a press release stating that Infinity had elected not to renew its agreements with Arbitron for radio ratings and other services effective with the release of the Spring 2004 survey.

     Taking into account the non-renewal by Infinity Broadcasting to Arbitron ratings and other services as current agreements expire, Arbitron expects that its 2004 revenues will be approximately $11.7 million lower than previously anticipated.

     The non-renewal does not affect second quarter revenues.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: June 25, 2004	By:	/s/ Dolores L. Cody

Dolores L. Cody
Executive Vice President, Legal and Business
Affairs, Chief Legal Officer and Secretary

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